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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2002

STATION CASINOS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-21640 (Commission File Number)	88-0136443 (I.R.S. Employer Identification No.)
2411 West Sahara Avenue, Las Vegas, Nevada 89102 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 367-2411

N/A
Former name or former address, if changed since last report

ITEM 5. OTHER EVENTS

        In a Form 8-K filed with the Securities and Exchange Commission on May 22, 2002, Station Casinos, Inc. (the "Registrant") announced a change in its certifying accountant from Arthur Andersen LLP to Deloitte & Touche LLP. Deloitte & Touche LLP performed audits of the Registrant's consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 2001, 2000 and 1999. The previously filed financial statements were not restated and the audit report of Deloitte & Touche LLP expresses an unqualified opinion. The audited consolidated financial statements and Independent Auditors' Report are included below in Item 7 Financial Statements and Exhibits.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits

      99.1    Consolidated Financial Statements

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.
Date: September 30, 2002	By:	/s/ GLENN C. CHRISTENSON
Glenn C. Christenson Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

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